Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): February 22, 2008.
ALL Fuels & Energy Company
(Exact name of registrant as specified in its charter)
Delaware	000-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (515) 331-6509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Form 8-K
ALL Fuels & Energy Company
Item 8.01.	Other Events.
On February 22, 2008, we issued the press release reproduced below:
ALL Fuels & Energy Updates Acquisition and Development Activities

DES MOINES, IA--(MARKET WIRE)--Feb 22, 2008 -- ALL Fuels & Energy Company today provided an update regarding previously announced business development and acquisition activities. In spite of recent volatility in the overall energy markets, and the ethanol marketplace in particular, the company remains committed to its strategy of growing its ethanol production to 500 million gallons of annual ethanol production through acquisitions and internal growth. ALL Fuels & Energy believes it continues to be well positioned to achieve its objectives.

Manchester, IA Plant -- Since acquiring 150 acres in Manchester, IA, ALL Fuels & Energy has made significant strides in its pre-construction activities relating to its planned 100 million gallon per year ethanol production facility. To date, the company's Manchester subsidiary has obtained a final Air Quality Construction Permit, a preliminary Water Quality Construction Permit, is awaiting final approval from the Canadian Northern Railroad of its proposed railway plan for the Manchester facility and is finalizing an engineering procurement contract. In addition, the Manchester subsidiary has received in excess of $17 million in infrastructure improvements, tax credits and property tax abatements from the City of Manchester, IA, and the State of Iowa, including a total of $6.6 million in incentives from the City of Manchester and in excess of $10.4 million in sales and use tax credits from the Iowa Department of Economic Development for High Quality Job Creation.

Proposed Acquisitions and Other Transactions -- ALL Fuels & Energy's previously announced cash offer to purchase an existing ethanol plant located in the State of Iowa, with between 30 and 40 million gallons of annual production capacity, remains in negotiation. Currently, the company is pursuing a definitive acquisition agreement. In addition, the company's previously announced letter of intent to acquire Ace Ethanol, LLC has expired; however, the company will continue to evaluate the possibilities of a future transaction.

Funding Commitments -- the company previously announced an equity partner had committed $27 million based upon certain criteria being met. The company has received additional correspondence that the equity partner will continue to work with the company as it continues to pursue acquisitions. In addition, the previously announced letter of intent for $121 million funding was for a specific acquisition that did not happen and as a result the letter of intent has expired.

About ALL Fuels & Energy Company
Visit the company online at: www.allfuelsandenergy.com.

ALL Fuels & Energy Company (OTC BB:AFSE.OB - News) is a development-stage ethanol company organized to operate as an ethanol producer, focusing primarily on the production and sale of ethanol and its co-products. To date, AFSE has: obtained $2 million in private equity funding; purchased 150 acres on which to build its proposed ethanol production facility in Manchester, Iowa; signed a five-plant engineering and design agreement); engaged Natural Resources Group to handle water-related environmental matters relating to the proposed Manchester ethanol production facility; engaged Yaggy-Colby to handle air-related environmental matters relating to the proposed Manchester ethanol production facility; and investigated and become involved in the potential acquisition of one or more existing ethanol production facilities.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “expects”, “should”, “believes”, “anticipates” or words of similar import. Similarly, statements that describe AFSE’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the ability of AFSE to obtain needed financing, as well as the financial performance of AFSE, which could cause actual results to differ materially from those anticipated. Although AFSE believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that such expectations will be fulfilled. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release, and AFSE does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact: ALL Fuels & Energy Company, Dean Sukowatey, President, 515-331-6509; allenergycompany@gmail.com
* * * END OF PRESS RELEASE * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: February 25, 2008.	ALL FUELS & ENERGY COMPANY

By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President